                                                                    EXHIBIT 10.7

                             Investment Agreement
                             --------------------

     THIS IS AN INVESTMENT AGREEMENT (this "Agreement") made and dated as of December 9, 1997,

among:   Greenwich Technology Partners, inc., a Delaware corporation (the
-----
"Corporation");

        Persistence Partners, L.P., a Delaware limited partnership ("Persistence");

and:    FG-GTP, a Florida partnership, (the "Investor").
---

     The Corporation, Persistence and the Investor agree as follows:

     1.   DEFINITIONS.  As used in this Agreement, each of the following terms
          -----------
means:

               "Affiliate": With respect to any particular Person, any other Person directly or indirectly, controlling, controlled by or under common control with such Person.

               "Antares": Antares Networks, Inc., a Delaware corporation, which has been merged into the Corporation in the Merger.

               "Books and Records":  The books and records of the Corporation.

               "Business": The computer networking and related consulting business conducted by the Corporation.

               "Corporation": Greenwich Technology Partners, Inc., Delaware corporation. The term "Corporation" also specifically includes Antares.

               "Environmental Laws": All Laws governing the use, storage, shipment, handling, disposal, discharge, release, cleanup, reporting, labelling, warning, workplace disclosure or monitoring of Hazardous Materials, or otherwise relating to environmental pollution or environmental protection, including, as may be applicable to environmental matters, the common law respecting nuisance, trespass, tortious liability and strict liability.

               "Financial Statements": The Corporation's balance sheet as at November 30, 1997.

               "Hazardous Materials": All substances, in whatever form or concentration, which are classified as hazardous, toxic or dangerous or as pollutants or contaminants under any Environmental Laws. "Hazardous Materials" specifically include gasoline, oil and other petroleum products, their fractions and their constituent and residual compounds and by-products, and radon, asbestos, lead-based paint, ureaformaldehyde and PCB's. Where under applicable Environmental Laws a jurisdiction exercises the authority to establish stricter requirements regarding Hazardous Materials or to define Hazardous Materials more inclusively, the stricter requirements and more inclusive definitions shall apply with respect to the operations of the Business which are located or conducted within such jurisdiction or which are otherwise subject to its authority.

               "Laws": All laws, statutes, ordinances, rules, regulations and other requirements having the force of law promulgated by any governmental authority, commission, agency or body which are applicable to the Corporation or the Business, in each case whether local, state, territorial, or federal.

               "Liabilities": All liabilities or obligations of the Corporation of any kind or description, whether accrued, absolute, contingent or otherwise.

               "Liens": All liens, security interests, pledges, mortgages, encumbrances, claims, charges, agreements and rights of others of any nature whatsoever.

               "Losses": Any loss (including loss in the value of any Series A Shares), claim, liability, penalty, damage, cost or expense, whether direct or indirect, special or consequential, including reasonable attorneys' fees.

               "Merger": The merger of Antares with and into the Corporation pursuant to the Plan of Merger and as effectuated pursuant to a Certificate of Ownership and Merger filed with the Office of the Secretary of State of Delaware prior to the date of this Agreement.

               "Order": Any order, writ, decree, ruling, award, injunction or other directive or requirement having the force of law issued by any court, tribunal, administrative agency, other governmental authority, or arbitrator, in each case whether local, state, territorial or federal which is applicable to the Corporation.

               "Person": Any natural person, corporation, partnership (general, limited or otherwise), limited liability company, trust, association, joint venture, governmental body or agency or other entity having legal status of any kind.

               "Proceeding": Any litigation, lawsuit, arbitration, mediation, grievance, hearing, investigation or other legal, administrative, governmental or private party proceeding or enforcement action.

               "Series A Shares": Share of Series A Convertible Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in Articles 4, 5 and 6 of the Certificate of Incorporation of the Corporation.

               "Series B Shares": Share of Series B Convertible Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in Articles 4, 5 and 6 of the Certificate of Incorporation of the Corporation.

               "Shareholders Agreement":  As defined in Section 14.1.

     2.   PURPOSE AND BACKGROUND.
          ----------------------

               2.1 The Corporation desires to sell to the Investor 4,000,000 Series A Shares, and the Investor desires to purchase the Series A Shares from the Corporation, all on the terms and conditions set forth in this Agreement.

               2.2 Prior to the date of this Agreement, the Corporation was a wholly-owned subsidiary of Antares in which Persistence and Vincent Yenko were the sole stockholders. Prior to the date hereof, the Merger has been effected and Antares was merged into the Corporation. After giving effect to the Merger, the sole stockholders of the Company are Persistence and Vincent Yenko.

     3.   PURCHASE AND SALE OF SHARES, USE OF PROCEEDS.  Subject to the terms
           --------------------------------------------
and conditions contained in this Agreement.

               3.1  Purchase of Series A Shares.  The Corporation hereby sells
               --------------------------------
and issues to the Investor, and the Investor hereby purchases from the Corporation, 4,000,000 Series A Shares free and clear of all Liens for an aggregate purchase price of $1,000,000, which is being paid concurrently with this Agreement.

               3.2  Use of Proceeds.  The Corporation shall use the proceeds
                    ---------------
from the sale of the Series A Shares for working capital and general corporate purposes, including the payment of legal fees and expenses of the Investor as provided in Section 12.6.

     4.   THE CORPORATION'S REPRESENTATIONS AND WARRANTIES.  The Corporation
          ------------------------------------------------
makes the following representations and warranties to the Investor:

               4.1. Organization and Authority.  The Corporation is a
                    --------------------------
corporation duly organized, validly existing and in good standing under the Laws of Delaware. The Corporation has full corporate power and authority to own its assets and to carry on the Business as presently conducted. The Corporation is duly qualified to do business as a foreign corporation and is in good standing in Connecticut and each other jurisdiction where the Corporation is required to be so qualified. The Corporation has no subsidiaries and owns no capital stock or other equity interests in any Person. The signing, delivery and performance of this Agreement and the Shareholders Agreement have been duly authorized by the Corporation's Board of Directors and shareholders, and no further corporate or other action is required on the part of the Corporation in order to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement is the legal, valid and binding obligation of the Corporation, duly enforceable against the Corporation in accordance with its terms.

               4.2  Merger.  As of the date of this Agreement, the Merger has
                    ------
been consummated and has been unanimously approved by the shareholders and boards of directors of the Corporation and Antares. The Merger has not resulted in and will not result in a default under the certificate of incorporation or bylaws of the Corporation or any agreement or other restrictions to which Antares was a party or to which any of the assets of the Corporation or Antares are subject. The Corporation and Antares have received all consents and authorizations necessary to consummate the Merger.

               4.3  Capitalization.  The Corporation's authorized capital stock
                    --------------
consists solely of 40,000,000 shares, 30,000,000 of which shall be common stock, par value $.01 per share and 10,000,000 of which shall be preferred stock, par value $.01 per share. 4,100,000 of the authorized shares of preferred stock are designated as Series A Preferred Stock, 5,723,000 of the authorized shares of preferred stock are designated as Series B Preferred Stock and 177,000 shares of the authorized shares of preferred stock are not designated as to series. The only shares of stock which are presently issued are 177,000 shares of common stock and 5,723,000 shares of preferred stock. Except as provided in the Certificate of Incorporation and except for stock options granted to employees of the Corporation which are set forth in Schedule 4.14, the Corporation has no shares of capital stock reserved for issuance, and the Corporation has no outstanding options, warrants, rights, calls or commitments relating to its shares of capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Corporation, any shares of capital stock; provided that
                                                           -------- ----
contemporaneously with the closing contemplated by this Agreement, 100,000 shares of Series A Preferred will be sold by the Corporation to James Cabrera. There are no preemptive or other subscription rights with respect to any shares of capital stock. All of the shares of capital stock which are issued and outstanding have been duly authorized and validly issued and are fully paid and are nonassessable. The Series A Shares to be issued to the Investor pursuant to this Agreement have been duly authorized an when issued, they will be validly issued, fully paid and nonassessable.

               4.4  No Conflict or Violation.  Neither the signing and delivery
                    ------------------------
 of this Agreement or the Shareholders Agreement by the Corporation nor the performance by the Corporation of the transactions contemplated by this Agreement or the Shareholders Agreement will result in: (i) a violation of or conflict with the Corporation's certificate of incorporation or bylaws; (ii) a violation of any Laws or any Order to which the Corporation is subject; (iii) the imposition of any material Lien against the Corporation's assets; or (iv) a breach or default under any mortgage, indenture, deed of trust, real property or personal property lease, license, contract, or other agreement.

               4.5  Financial Statements.  The Financial Statements present
                    --------------------
fairly the financial condition and results of operations of the Corporation of and for periods covered by the Financial Statements, subject only to ordinary course adjustments for normal, recurring accruals resulting from the year-end audit.

               4.6  Absence of Certain Changes or Events.  Since May 1, 1997 the
                    ------------------------------------
Business has operated only in the ordinary course and there has been no: (i) material adverse change in the Business, the financial condition of the Corporation, the results of operations of the

Corporation or the prospects for the Business; (ii) damage, destruction or loss (whether or not covered by insurance) involving any of the Corporation's assets;
(iii) sale or lease or other disposition of any of the Corporation's assets, except for dispositions in the ordinary course; (iv) declaration or payment of any dividend or distribution on any shares of its capital stock or other equity interests; (v) repurchase or other acquisition of any shares of its capital stock or of any option, warrant, right, call or commitment relating to shares of capital stock or other equity interests or any outstanding securities convertible into shares of capital stock, or any grant to any Person any right to subscribe for or acquire from it, any shares of capital stock or other equity interests; (vi) the granting or creation by the Corporation of any material Lien affecting any of the Corporation's assets; or (vii) to the Corporation's best knowledge, any transaction by the Corporation outside the ordinary course of the Business.

               4.7  Consents and Approvals.  The signing, delivery and
                    ----------------------
performance by the Corporation of this Agreement and the transactions contemplated by this Agreement do not require the consent, approval or authorization of, or any declaration, filing, registration or notice with or to any governmental or regulatory authority, or any other Person, except where the failure to obtain such would not have a material adverse effect on the Corporation.

               4.8  Material Agreements.  Schedule 4.8 contains a complete and
                    -------------------
correct list, as of the date of this Agreement, of all agreements, contracts, commitments, undertakings and other obligations, whether written or oral, involving the Corporation or otherwise relating to the Business, which (i) entail a commitment of $10,000 or more, or (ii) have a stated duration of one
(1) year or longer, or (iii) are not cancelable on thirty (30) days' notice or less without penalty. True and complete copies of all written agreements, contracts and commitments listed in Schedule 4.8, including all amendments, have been made available to the Investors.

               4.9  Absence of Litigation.  There is no material Proceeding
                    ---------------------
which is either pending or, to the Corporation's best knowledge, threatened against the Corporation or otherwise involving its assets or the Business, and there are no outstanding Orders against the Corporation or with respect to the Business or the Corporation's assets.

               4.10 Compliance with Laws.  The Corporation is currently in
                    --------------------
compliance and has in the past complied, in each case in all material respects, with the Laws applicable to the Corporation, except where the failure to do so would not have a material adverse effect on the Corporation. The Corporation has not received notice of violation or alleged violation of any Laws relating to the conduct of the Business which has not been rectified or which remains outstanding.

               4.11 Accounts Receivable.  All accounts receivable reflected on
                    -------------------
the Financial Statements and all accounts receivable of the Business that have arisen since the respective dates of the Financial Statements derive from bona
                                                                          ----
fide transactions in the ordinary course of the Business and are payable on
----
ordinary terms, less adequate reserves for doubtful accounts as reflected in the Books and Records. No person has asserted or threatened to assert any counter-claims or offsetting claims or defenses to collection of the Corporation's accounts receivable. The Books and Records as of the date of this Agreement reflect an accurate aging of all accounts receivable. Except as stated in
Schedule 4.11, the Corporation is not aware that any of the accounts receivable as of the date of this Agreement are uncollectible or are likely to be uncollectible in the ordinary course within 60 days after origination.

               4.12 Intellectual Property.  Schedule 4.12 is a true and complete
                    ---------------------
listing, as they relate to or are used in the Business, of all: (i) trademark registrations and applications in the United States, any state or any other jurisdiction; (ii) common law or unregistered trademarks; (iii) tradenames, (iv) patents and patent applications; (v) registered copyrights; and (vi) technical know-how, license or similar agreements to which the Corporation with respect to the Business is party, or from which the Business otherwise benefits (collectively, the "Intellectual Property"). No proceedings are pending or, to the Corporation's best knowledge, threatened, which challenge the validity of the Corporation's ownership or use of the Intellectual Property. All licensing and similar agreements relating to the Intellectual Property are listed on
Schedule 4.12 and are in full force and effect, and there is no default by the Corporation or any other party to such agreements. The Corporation has not received notice of conflict with the asserted rights of other Persons. To its best knowledge, the Corporation is not infringing any patents, trademarks or copyrights and is not misappropriating or violating trade secrets or other proprietary rights of any other Person.

               4.13 Environmental Matters.  The Corporation is in compliance
                    ---------------------
with applicable Environmental Laws. To the Corporation's best knowledge, there is no past or existing event, condition, circumstance or practice or procedure involving or relating to Hazardous Materials or other environmental matters which might interfere with or adversely affect the conduct of the Business as now being conducted, or which would require disclosure, reporting, monitoring, cleanup, remediation or other action on the part of the Corporation or at the Corporation's expense, or which might result in the Corporation's being in violation of or in noncompliance with Environmental Laws.

               4.14 Employees.  To the Corporation's best knowledge, the
                    ---------
Corporation has satisfied in full all of its obligations to date to its employees, including obligations under employee benefits plans. Except as specified in Schedule 4.14, employees of the Business are employed "at will", and, except as otherwise provided in this Agreement, the employment of each employee may be terminated at any time, without obligation to pay severance or other payments or benefits. None of the Corporation's employees are represented by any labor union or other organization and, there have been no attempts by or on behalf of the Corporation's employees to be represented by a labor union. There are not controversies pending or, to the Corporation's best knowledge, threatened between the Corporation and its employees. The Corporation considers its relations with employees to be good. Schedule 4.14 also contains a complete and correct list, as of the date of this Agreement, of all bonus, deferred compensation, severance, pension, profit-sharing, retirement, insurance, stock purchase, stock option and other fringe benefit plans, written or otherwise, maintained or sponsored by the Corporation or any of its Affiliates in which employees or former employees of the Business are eligible to participate.

               4.15 Undisclosed Liabilities.  To the Corporation's best
                    -----------------------
knowledge, neither the Corporation nor the Business is liable for or subject to any material Liabilities, except material Liabilities adequately and specifically disclosed or reserved for in the Financial Statements or, if incurred subsequent to the date of the Corporation's balance sheet included in the Financial Statements, disclosed and adequately reserved for in the Books and Records.

               4.16 Books of Account; Returns and Reports; Taxes.  The
                    --------------------------------------------
Corporation has paid in full all Taxes which were due and payable to date, and the Books and Records reflect appropriate accruals and reserves for Taxes in respect of current periods which are not yet due and payable. The Corporation has duly and timely filed all Tax returns required to have been filed to date in all applicable jurisdictions with respect to the Business or otherwise. The Corporation has made all deposits required with respect to withholding Taxes for employees of the Business.

               4.17 Transactions With Affiliates.  Except as set forth in
                    ----------------------------
Schedule 4.17, the Corporation has no outstanding contract, agreement or other arrangement with an Affiliate of the Corporation with respect to the Business, and none of the Corporation's assets is owned by or leased, licensed or otherwise used by the Corporation under grant from any of such Affiliate.

               4.18 Broker's or Finder's Fees.  No broker, finder or other
                    -------------------------
Person acting in a similar capacity has acted directly or indirectly for the Corporation in connection with this Agreement or the transactions contemplated by this Agreement.

               4.19 No Misleading Statements.  This Agreement and all documents
                    ------------------------
furnished or to be furnished by the Corporation to the Investor referenced in this Agreement do not and will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made and to be made not misleading in any material respect.

     5.   REPRESENTATIONS AND WARRANTIES OF PERSISTENCE.  Persistence makes the
          ---------------------------------------------
following representations and warranties to the Investor:

               5.1  Organization and Authority.  Persistence is a limited
                    --------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The general partner of Persistence is JoBen Equities, Limited, a New York corporation owned entirely by Joseph Beninati and the limited partners in Persistence are Rhonda Beninati and Joseph Beninati each with a 44.5% interest and Beninati Children and Education Trust with a 10% interest. Persistence has full power and authority to enter into this Agreement and to perform its obligations under this Agreement. The signing, delivery and performance of this Agreement and the Shareholders Agreement by Persistence have been duly authorized by the partners of Persistence and no further action is required on the part of Persistence in order to authorize this Agreement and the Shareholders Agreement or the transactions contemplated by this Agreement and the Shareholders Agreement. This Agreement and the Shareholders Agreement are the legal, valid and binding obligations of Persistence, duly enforceable against Persistence in accordance with their terms.

               5.2  No Conflict or Violation.  Neither the signing and delivery
                    ------------------------
of this Agreement or the Shareholders Agreement by Persistence nor the performance by Persistence of the transactions contemplated by this Agreement or the Shareholders Agreement will result in (i) a violation of or conflict with the partnership agreement or other governing documents of

Persistence; (ii) a violation of any Laws or any Order to which Persistence is subject; or (iii) a breach or default under any mortgage, indenture, deed of trust, real property or personal property lease, license, contract or other agreement to which Persistence is subject.

               5.3  Consent and Approvals.  The signing, delivery and
                    ---------------------
performance by Persistence of this Agreement and the transactions contemplated by this Agreement do not require the consent, approval or authorization of, or any declaration, filing, registration or notice with or to any governmental or regulatory authority, or any other Person, except where the failure to obtain such would not have a material adverse effect on the Corporation.

     6.   REPRESENTATIONS AND WARRANTIES THE INVESTOR.  The Investor makes the
          -------------------------------------------
following representations and warranties to the Corporation:

               6.1  Organization and Authority.  The Investor is duly organized,
                    --------------------------
validly existing and in good standing under the laws of its jurisdiction of formation. The Investor has full power and authority to enter into this Agreement and to perform its obligations under this Agreement. The signing, delivery and performance of this Agreement and the Shareholders Agreement by the Investor have been duly authorized by all necessary action on the part of the Investor and no further action is required on the Investor's part in order to authorize this Agreement and the Shareholders Agreement or the transactions contemplated by this Agreement and the Shareholders Agreement. This Agreement and the Shareholders Agreement are the legal, valid and binding obligations of the Investor, duly enforceable against the Investor in accordance with their terms.

               6.2  No Conflict or Violation.  Neither the signing and delivery
                    ------------------------
of this Agreement or the Shareholders Agreement by the Investor nor the performance by the Investor of the transactions contemplated by this Agreement or the Shareholders Agreement will result in: (i) a violation of or conflict with the governing documents of the Investor; (ii) a violation of any Laws or any Order to which the Investor is subject; or (iii) a breach or default under any mortgage, indenture, deed of trust, real property or personal property lease, license, contract or other agreement to which the Investor is subject.

               6.3  Consents and Approvals.  The signing, delivery and
                    ----------------------
performance by the Investor of this Agreement and the transactions contemplated by this Agreement do not require the consent, approval or authorization of, or any declaration, filing, registration or notice with or to any governmental or regulatory authority, or any other Person.

               6.4  Purchase for Investment.  The Investor is an Accreditor
                    -----------------------
Investor as defined under Rule 501(a) of the Securities Act of 1933, as amended. The Investor is purchasing the Series A Shares pursuant to this Agreement for its own account and not with a view to the distribution thereof.

               6.5  Broker's or Finder's Fees.  No broker, finder or other
                    -------------------------
Person acting in a similar capacity has acted directly or indirectly for the Investor in connection with this Agreement and the transactions contemplated by this Agreement.

     7.   OTHER COVENANTS.
          ---------------

               7.1  Life Insurance.  Immediately after the execution and
                    --------------
delivery of this Agreement, the Corporation shall take all actions necessary to obtain a term life insurance policy on the life of Joseph Beninati in the amount of $5,000,000 as to which the Corporation shall be the owner and the beneficiary. The Corporation shall cause Joseph Beninati to take all physical examinations and to complete all applications as may be required in connection with the issuance of any such insurance policy. The Corporation shall pay all premiums on such policy and shall keep it in full force and effect.

               7.2  Financial Statements.  The Corporation shall furnish the
                    --------------------
following financial statements to the Investor:

                         7.2.1 as soon as practicable and in any event within 90
days after the end of each fiscal year of the Corporation, the balance sheet of the Corporation as at the end of such fiscal year and the related statements of income, retained earnings and changes in financial position for such fiscal year, setting forth in each case in comparative form (for each year other than the first fiscal year) corresponding figures from the preceding annual audit, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants selected by the Corporation and reasonably satisfactory to the Investor; and

                         7.2.2 as soon as practicable and in any event within 45
days after the end of each of the first three quarters in each fiscal year of the Corporation, the balance sheet of the Corporation as at the end of such quarterly period and the related statements of income, retained earnings and changes in the financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to normal year-end audit adjustments.

     8.   OTHER AGREEMENTS.  Concurrently with this Agreement.
          ----------------

               8.1  Shareholders' Agreement.  The Corporation, Persistence, the
                    -----------------------
Investor and James P. Cabrera are entering into a Shareholders Agreement (the "Shareholders Agreement").

               8.2  Employment Agreement.  The Corporation is entering into an
                    --------------------
Employment Agreement with Joseph Beninati (the "Employment Agreement").

     9.  CLOSING DELIVERIES.
         ------------------

               9.1  Closing.  The closing of the transactions contemplated by
                    -------
this Agreement (the "Closing") shall take place concurrently with the signing and delivery of this Agreement.

               9.2  The Corporation's Closing Deliveries.  Concurrently with
                    ------------------------------------
this Agreement, the Corporation is delivering the following items:

                         9.2.1. A certificate dated as of the date of this
Agreement, of the secretary of the Corporation certifying as to (i) the certificate of incorporation and bylaws of the Corporation; and (ii) resolutions of the Board of Directors and the shareholders of the Corporation authorizing the execution, delivery and performance of this Agreement, all documents contemplated by this Agreement and the transactions contemplated by this Agreement.

                         9.2.2. A copy of the Certificates of Merger of Antares
into the Corporation certified by the Secretary of State of Delaware.

                         9.2.3. Certificates of "good standing" of the
Corporation from the Secretaries of State of Delaware and Connecticut.

                         9.2.4. Unanimous Written Consent of Shareholders (after
giving effect to the transactions contemplated by this Agreement), among other things, electing Joseph Beninati and Ronald V. Davis as the two members of the Board of Directors of the Corporation.

                         9.2.5. Stock certificates issued to the Investor for
4,000,000 Series A Shares.

                         9.2.6. The Shareholders Agreement signed by the
Corporation and Persistence.

                         9.2.7. The Employment Agreement with Joseph Beninati
signed by the Corporation and Joseph Beninati.

               9.3  Investor's Closing Deliveries.  At the Closing, the Investor
                    -----------------------------
shall deliver or cause to be delivered the following items to the Corporation:

                         9.3.1. $1,000,000 by wire transfer for the purchase
price of the Series A Shares to be purchased pursuant to this Agreement.

                         9.3.2. The Shareholders Agreement signed by the
Investor.

     10.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  All covenants,
          -----------------------------------------------------
representations and warranties in this Agreement or in any documents delivered pursuant to this Agreement shall survive the Closing.

     11.  INDEMNIFICATION.
          ---------------

               11.1.  Indemnification by the Corporation to the Investor.  The
                      --------------------------------------------------
Corporation shall indemnify, defend and hold each of the Investors, each of the Investor's Affiliates and their respective, shareholders, officers, directors, employees, assignees and successors, harmless against, and shall reimburse each of the indemnified Persons on demand on account of, any Losses which may be asserted against, imposed on or incurred by any of them as a result of or arising out of or in any manner relating or attributable to any inaccuracy in or breach of the representations, warranties or covenants on the part of the Corporation in this Agreement or in any document delivered by the Corporation pursuant to this Agreement.

               11.2.  Indemnification by Persistence to the Investor and the
                      ------------------------------------------------------
Corporation.  Persistence shall indemnify, defend and hold the Investor, the
-----------
Corporation and the Corporation's officers, directors, employees, assignees and successors, harmless against, and shall reimburse each of the indemnified Persons on demand on account of, any Losses which may be asserted against, imposed on or incurred by any of them as a result of or arising out of or in any manner relating or attributable to any inaccuracy in or breach of the Investor's representations or warranties in this Agreement or in any document delivered by Persistence pursuant to this Agreement.

               11.3.  Indemnification by the Investor to the Corporation and
                      ------------------------------------------------------
Persistence.  The Investor shall indemnify, defend and hold Persistence, the
-----------
Corporation and the Corporation's officers, directors, employees, assignees and successors, harmless against, and shall reimburse such indemnified Persons on demand on account of, any Losses which may be asserted against, imposed on or incurred by any of them as a result of or arising out of or in any manner relating or attributable to any inaccuracy in or breach of the Investor's representations, warranties in this Agreement or in any document delivered by the Investor pursuant to this Agreement.

     12.  MISCELLANEOUS.
          -------------

               12.1.  Notices.  Notices given pursuant to this Agreement must be
                      -------
in writing. They shall be deemed to have been duly given: (i) upon delivery or refusal to accept delivery, if hand-delivered; (ii) when transmitted, if sent by fax with confirmed receipt, followed by a "hard" copy delivered by any other method specified in this Section 12.1; or (iii) one (1) business day after being deposited for next-day delivery with Federal Express or other national overnight courier service. In each case, notice shall be addressed to the parties as follows:

               If to the Corporation and/or Persistence:
               ----------------------------------------

                      Greenwich Technology Partners, Inc.
                      200 Railroad Avenue
                      Greenwich, Connecticut 06830
                      Attention:  Joseph Beninati
                      Fax:  (203) 661-4554

               If to the Investor:
               ------------------

                      Davis Capital LLC
                      2015 West Main Street
                      Stamford, Connecticut 06902
                      Attention:  Ronald V. Davis

                      and

                      FG-II
                      72 Cummings Point Road
                      Stamford, Connecticut 06902
                      Attention:  Kathleen Sheppird

                      With a copy to:

                      Orloff, Lowenbach, Stifelman & Siegel, P.A.
                      101 Eisenhower Parkway
                      Roseland, New Jersey 07068
                      Attention:  Stanley Schwartz, Esq.
                      Fax:  (973) 622-3073

or to such other place and with such other concurrent copies as the parties may subsequently designate by written notice.

               12.2.  Amendment; Waiver.  None of the provisions of this
                      -----------------
Agreement may be changed, modified, waived or cancelled orally or otherwise except in writing, signed by the party against whom the change, modification, waiver or cancellation is sought to be enforced.

               12.3.  Binding Effect; Assignment.  This Agreement is binding on
                      --------------------------
the Corporation, Persistence, the Investor and their respective heirs, personal representatives and successors in interest. No party may assign his or its rights and obligations under this Agreement without the prior written consent of the other parties. There are no third-party beneficiaries of this Agreement, and any intention to afford any right or benefit under this Agreement to any third party is specifically disclaimed.

               12.4.  Entire Agreement.  This Agreement and the Shareholders
                      ----------------
Agreement embody the entire understanding among parties with respect to the subject matter of this Agreement. There are no binding agreements or understandings among the parties with respect to the transactions contemplated by this Agreement other than as expressly set forth in this Agreement or the Shareholders Agreement.

               12.5.  Interpretation; Construction.
                      ----------------------------

                         12.5.1.  The terms of this Agreement have been fully
negotiated by the parties in consultation with counsel, and the wording of this Agreement has been arrived at by all of them as a result of their joint discussions. Accordingly, no provision of this Agreement shall be construed against a particular party or in favor of another party merely because of which party (or its representative) drafted or supplied the wording for such provision.

                         12.5.2. Except where otherwise noted in context, all references to "Sections", "Exhibits" or "Schedules" shall be deemed to refer to the sections or subsections, as appropriate, exhibits or schedules of this Agreement.

                         12.5.3.  Section headings appearing in this Agreement
are inserted solely as reference aids for the ease and convenience of the reader; they shall not be deemed to modify, limit or define the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions.

                         12.5.4.  Where the context requires: (i) use of the
singular or plural incorporates the other, and (ii) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

                         12.5.5.  As used in this Agreement, the terms
"include[s]" and "including" mean "including but not limited to"; that is, in each case the example or enumeration which follows the use of either term is illustrative but not exclusive or exhaustive.

               12.6   Expenses.  The Corporation shall pay at the Closing (or
                      --------
reimburse the Investor for, as the case may be) the fees and disbursements of counsel to the Investor for services rendered and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

               12.7.  Prevailing Party.  In any Proceeding to enforce any
                      ----------------
provision of this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and out-of-pocket expenses from the other party, as determined by a court having jurisdiction.

               12.8.  Multiple Counterparts.  This Agreement may be signed in
                      ---------------------
one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when each of the parties has signed and delivered a counterpart to the other.

               12.9.  Further Assurances.  The parties agree, upon request and
                      ------------------
for no additional consideration, to sign, acknowledge and deliver any documents and to do anything else which the other may reasonably request in order to carry out more completely the purpose and intent of this Agreement consistent with its terms.

               12.10  Governing Law.  This Agreement shall be governed by and
                      -------------
interpreted according to the Laws of Delaware, but without giving effect to any Delaware choice of law provisions which might otherwise make the Laws of a different jurisdiction govern or apply.

                           [Signature Page follows]

                              Greenwich Technology Partners, Inc.



                              By: /s/ Joseph Beninati
                                  ----------------------------------------------
                                  Joseph Beninati, Chief Executive Officer


                              Persistence Partners, L.P.
                              By: JoBen Equities, Inc., its
                                        General Partner



                                   By: /s/ Joseph Beninati
                                       -----------------------------------------
                                       Joseph Beninati, Chief Executive Officer



                                   FG-GTP



                                   By: /s/ K. E. Shepphird
                                       -----------------------------------------